Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS FISCAL 2025 FINANCIAL RESULTS

RENO, Nev. (May 28, 2025)--U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to shareholders for the year ended March 31, 2025, of $367.1 million, compared with $628.7 million for the same period last year.

For the quarter ended March 31, 2025, the Company reported net losses available to shareholders of ($82.3) million compared with net losses of ($0.9) million, for the same period last year.

“We are seeing the high prices we paid for fleet replacements over the last thirty months impact the income statement. Reduced gains on the sale of rental equipment and increased fleet depreciation expense decreased earnings by nearly $260 million for the year compared to fiscal 2024. We have increased depreciation further to recognize this expense in the current period,” stated Joe Shoen, chairman of U-Haul Holding Company. “Both the truck acquisition and sale market are showing improvement. The automakers have abandoned the mirage of going net zero and hopefully will get back to offering reliable, fairly priced trucks in quantity.”

Highlights of Fiscal Year and Fourth Quarter 2025 Results

•
Moving and Storage earnings before interest, taxes, depreciation and amortization (EBITDA) increased $5.6 million to $217.3 million compared to the fourth quarter of fiscal 2024 and for the full year ended March 31, 2025 increased $51.7 million to $1,619.7 compared with fiscal 2024.
•
Self-storage revenues increased $17.8 million, or 8.4%, in the fourth quarter of fiscal 2025 compared with the fourth quarter of fiscal 2024, and for the full year increased $66.8 million, or 8.0%, compared with fiscal 2024.
•
Same store occupancy decreased 0.5% to 91.9%, revenue per foot increased 3.0%, and the number of locations qualifying for the pool increased by 31.
•
Total portfolio of average occupied rooms increased 39,197, or 6.8%, compared to March 31, 2024, and for the full year average occupied rooms increased 35,441, or 6.2%.
•
During the fourth quarter, we added 20 new locations with storage and 1.6 million net rentable square feet (NRSF). Two locations were acquisitions of existing storage locations totaling 76 thousand NRSF and eighteen locations were internally developed. These newly developed locations along with expansion projects at existing facilities accounted for the remaining 1.5 million NRSF.
•
We have approximately 15.0 million NRSF in development or pending.
•
Self-moving equipment rental revenues increased $29.0 million, or 4.1%, in the fourth quarter of fiscal 2025 compared with the fourth quarter of fiscal 2024 capping the fourth consecutive quarter this year of year-over-year growth. We finished the full year up $100.8 million, or 2.8%, compared with fiscal 2024. In-town and one-way transactions and revenue per transaction both improved.
•
Other revenue for Moving and Storage increased $13.9 million or 17.1% during the fourth quarter of fiscal 2025, compared to the fourth quarter of fiscal 2024, and finished the full year up $39.4 million, or 8.5%, compared with fiscal 2024, caused primarily by increases in both moving and storage transactions related to our U-Box program. We continue to expand our breadth and reach of this program through additional warehouse space, moving and storage containers and delivery equipment.
•
Moving and Storage earnings from operations, before consolidation of the equity in earnings of the insurance subsidiaries decreased $68.1 million compared to the fourth quarter of fiscal 2024 and for the full year decreased $250.4 million compared to fiscal 2024.
•
Reduced gains from the disposal of retired rental equipment accounted for $30.4 million for the fourth quarter and $140.2 million for the full year of the decrease, while fleet depreciation expense increased $35.6 million for the fourth quarter and $128.1 million for the full year and real estate related depreciation expense increased $3.9 million for the quarter and $25.9 million for the full year, all compared with the fourth quarter and full year of fiscal 2024.
•
Fleet maintenance and repair costs declined $6.7 million and $43.1 million compared with the fourth quarter and full year of fiscal 2024, respectively.
•
Cash and credit availability at the Moving and Storage operating segment was $1,347.5 million and $1,886.3 million as of March 31, 2025 and 2024, respectively.
•
On March 5, 2025, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on March 17, 2025. The dividend was paid on March 28, 2025.

Our latest Supplemental financial information is available at investors.uhaul.com under “Investor Kit.”

U-Haul Holding Company will hold its investor call for fiscal 2025 on Thursday, May 29, 2025, at 8 a.m. Arizona Time (11 a.m. Eastern). The call will be broadcast live over the internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of more than 23,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 192,100 trucks, 137,500 trailers and 39,700 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,079,000 rentable storage units and 93.7 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-K for the year ended March 31, 2025, which was filed with the SEC on May 28, 2025.

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the fourth quarter and the full year of fiscal 2025 and 2024.

	Quarters Ended March 31,		Years Ended March 31,
	2025	2024	2025	2024
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$745,259	$716,283	$3,725,524	$3,624,695
Self-storage revenues	230,532	212,701	897,913	831,069
Self-moving and self-storage product and service sales	72,729	73,018	327,490	335,805
Property management fees	8,861	8,422	36,811	37,004
Life insurance premiums	19,553	21,542	83,707	89,745
Property and casualty insurance premiums	23,540	22,419	98,900	94,802
Net investment and interest income	36,519	42,859	151,974	146,468
Other revenue	96,516	81,926	506,346	466,086
Consolidated revenue	$1,233,509	$1,179,170	$5,828,665	$5,625,674

Listed below are revenues and earnings from operations at each of our operating segments for the fourth quarter and the full year of fiscal 2025 and 2024.

	Quarters Ended March 31,		Years Ended March 31,
	2025	2024	2025	2024
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,153,414	$1,092,698	$5,492,774	$5,294,928
Earnings from operations before equity in earnings of subsidiaries	(57,258)	10,816	645,772	896,140
Property and casualty insurance
Revenues	27,384	34,091	125,164	123,085
Earnings from operations	9,976	25,687	54,745	62,509
Life insurance
Revenues	55,201	55,284	221,869	219,202
Earnings from operations	4,755	5,113	16,642	20,152
Eliminations
Revenues	(2,490)	(2,903)	(11,142)	(11,541)
Earnings from operations before equity in earnings of subsidiaries	(249)	(250)	(1,005)	(1,012)
Consolidated Results
Revenues	1,233,509	1,179,170	5,828,665	5,625,674
Earnings from operations	(42,776)	41,366	716,154	977,789

Debt Metrics

Debt Metrics
(in thousands) (unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Real estate secured debt	$2,703,656	$2,436,840	$2,471,044	$2,497,239	$2,562,620
Unsecured debt	1,700,000	1,700,000	1,700,000	1,200,000	1,200,000
Fleet secured debt	2,758,821	2,724,349	2,554,194	2,544,235	2,470,603
Other secured debt	66,864	68,402	69,264	70,202	70,815
Total debt	7,229,341	6,929,591	6,794,502	6,311,676	6,304,038

Moving and Storage cash	$872,467	$883,108	$1,279,493	$1,071,779	$1,380,165
Moving and Storage assets	17,522,952	17,291,214	17,164,316	16,447,193	16,149,748
Moving and Storage EBITDA (TTM)	1,619,714	1,614,146	1,566,396	1,584,461	1,567,985

Net debt to EBITDA	3.9	3.7	3.5	3.3	3.1
Net debt to total assets	36.3%	35.0%	32.1%	31.9%	30.5%

Percent of debt floating	6.1%	6.2%	5.9%	7.7%	7.2%
Percent of debt fixed	93.9%	93.8%	94.1%	92.3%	92.8%
Percent of debt unsecured	23.5%	24.5%	25.0%	19.0%	19.0%

Unencumbered asset ratio*	3.91x	3.81x	3.78x	4.72x	4.43x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x.

The components of depreciation, net of gains on disposals for the fourth quarter and the full year of fiscal 2025 and 2024 are as follows:

	Quarter Ended March 31,
	2025	2024
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$180,836	$145,256
Depreciation expense - non rental equipment	23,934	24,388
Depreciation expense - real estate	48,408	44,008
Total depreciation expense	$253,178	$213,652

(Gains) losses on disposals of rental equipment	$14,600	$(15,813)
Losses on disposals of non-rental equipment	500	508
Total net (gains) losses on disposals equipment	$15,100	$(15,305)

Depreciation, net of gains on disposals	$268,278	$198,347

Losses on disposals of real estate	$6,305	$2,594

	Year Ended March 31,
	2025	2024
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$692,660	$564,546
Depreciation expense - non rental equipment	95,709	94,902
Depreciation expense - real estate	183,564	158,441
Total depreciation expense	$971,933	$817,889

Gains on disposals of rental equipment	$(15,014)	$(154,989)
Losses on disposals of non-rental equipment	1,265	1,031
Total net gains on disposals equipment	$(13,749)	$(153,958)

Depreciation, net of gains on disposals	$958,184	$663,931

Losses on disposals of real estate	$15,758	$7,914

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned storage locations follows (unaudited):

	Quarters Ended March 31,
	2025	2024
	(In thousands, except occupancy rate)
Unit count as of March 31	799	728
Square footage as of March 31	68,376	61,857
Average monthly number of units occupied	613	573
Average monthly occupancy rate based on unit count	77.3%	79.8%
End of period occupancy rate based on unit count	77.0%	79.3%
Average monthly square footage occupied	53,814	49,986

	Years Ended March 31,
	2025	2024
	(In thousands, except occupancy rate)
Unit count as of March 31	799	728
Square footage as of March 31	68,376	61,857
Average monthly number of units occupied	607	571
Average monthly occupancy rate based on unit count	79.2%	82.1%
End of period occupancy rate based on unit count	77.0%	79.3%
Average monthly square footage occupied	53,021	49,515

Self-Storage Portfolio Summary
As of March 31, 2025
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	98	38,927	4,626,909	$14.74	77.5%
California	88	34,661	3,248,287	$21.19	81.5%
Florida	86	35,062	3,844,971	$18.46	78.6%
Illinois	83	37,087	4,087,748	$16.03	77.4%
Pennsylvania	72	27,860	3,126,879	$17.82	70.5%
New York	66	27,685	2,625,717	$23.31	78.7%
Ohio	64	25,611	2,886,419	$14.93	75.6%
Michigan	58	19,971	2,157,748	$15.75	80.6%
Georgia	53	22,272	2,609,877	$16.27	80.5%
Arizona	46	25,297	2,914,989	$15.44	77.6%
Wisconsin	44	16,620	2,025,606	$13.78	72.4%
North Carolina	40	17,138	2,043,673	$15.32	70.7%
Washington	37	14,364	1,587,201	$16.62	75.4%
Missouri	37	13,322	1,777,498	$14.25	68.3%
Tennessee	37	15,256	1,550,059	$14.90	86.6%
Ontario	34	12,072	1,353,947	$23.00	71.7%
New Jersey	33	16,195	1,500,430	$20.70	83.9%
Indiana	33	10,396	1,180,034	$13.90	77.5%
Minnesota	33	13,468	1,685,377	$14.05	72.9%
Massachusetts	31	11,166	1,007,100	$20.58	86.0%

Top 20 Totals	1,073	434,430	47,840,469	$17.03	77.1%

All Others	485	181,204	20,535,531	$16.43	77.6%

4Q FY 2024 Totals	1,558	615,634	68,376,000	$16.85	77.3%

Same Store Pool Held Constant for Prior Periods
Same Store 4Q24	893	317,736	29,661,083	$17.32	91.9%
Same Store 4Q23	893	320,411	29,639,638	$16.82	92.4%
Same Store 4Q22	893	321,055	29,615,402	$15.93	92.4%

Non-Same Store 4Q24	665	297,898	38,714,917	$16.32	66.0%
Non-Same Store 4Q23	583	256,992	32,217,390	$16.29	68.2%
Non-Same Store 4Q22	527	225,931	26,834,710	$15.89	69.2%

Same Store Pool, Prior Periods Unchanged
Same Store 4Q24	893	317,736	29,661,083	$17.32	91.9%
Same Store 4Q23	862	291,587	27,376,696	$16.87	92.3%
Same Store 4Q22	804	256,861	23,942,574	$16.00	94.2%

Non-Same Store 4Q24	665	297,898	38,714,917	$16.32	66.0%
Non-Same Store 4Q23	614	285,816	34,480,331	$16.28	70.1%
Non-Same Store 4Q22	618	289,536	32,439,826	$15.84	72.3%

Note: Store Count, Units, and NRSF reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over fiscal year 2025.
Same store includes storage locations with rentable storage inventory for more than three years and have had a capacity change of less than twenty units for any year-over-year period of the reporting month.
The locations have occupancy each month during the last three years and have achieved 80% or greater physical occupancy for the last two years. Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2025	2024
	(Unaudited)
ASSETS	(In thousands)
Cash and cash equivalents	$988,828	$1,534,544
Trade receivables and reinsurance recoverables, net	230,716	215,908
Inventories and parts	163,132	150,940
Prepaid expenses	282,406	246,082
Fixed maturity securities available-for-sale, net, at fair value	2,479,498	2,442,504
Equity securities, at fair value	65,549	66,274
Investments, other	678,254	633,936
Deferred policy acquisition costs, net	121,729	121,224
Other assets	126,732	111,743
Right of use assets – financing, net	138,698	289,305
Right of use assets – operating, net	46,025	53,712
Related party assets	45,003	57,934

Property, plant and equipment, at cost:
Land	1,812,820	1,670,033
Buildings and improvements	9,628,271	8,237,354
Furniture and equipment	1,047,414	1,003,770
Rental trailers and other rental equipment	1,046,135	936,303
Rental trucks	7,470,039	6,338,324
	21,004,679	18,185,784
Less: Accumulated depreciation	(5,892,079)	(5,051,132)
Total property, plant and equipment, net	15,112,600	13,134,652
Total assets	$20,479,170	$19,058,758
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$820,900	$783,084
Notes, loans and finance leases payable, net	7,193,857	6,271,362
Operating lease liabilities	46,973	55,032
Policy benefits and losses, claims and loss expenses payable	857,521	849,113
Liabilities from investment contracts	2,511,422	2,411,352
Other policyholders' funds and liabilities	7,539	18,070
Deferred income	52,895	51,175
Deferred income taxes, net	1,489,920	1,447,125
Total liabilities	12,981,027	11,886,313

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(229,314)	(223,216)
Retained earnings	7,931,886	7,600,090
Cost of common stock in treasury, net	(525,653)	(525,653)
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,498,143	7,172,445
Total liabilities and stockholders' equity	$20,479,170	$19,058,758

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended March 31,
	2025	2024
	(Unaudited) (In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$745,259	$716,283
Self-storage revenues	230,532	212,701
Self-moving and self-storage products and service sales	72,729	73,018
Property management fees	8,861	8,422
Life insurance premiums	19,553	21,542
Property and casualty insurance premiums	23,540	22,419
Net investment and interest income	36,519	42,859
Other revenue	96,516	81,926
Total revenues	1,233,509	1,179,170

Costs and expenses:
Operating expenses	812,290	757,567
Commission expenses	80,758	77,236
Cost of product sales	53,114	52,732
Benefits and losses	45,668	36,643
Amortization of deferred policy acquisition costs	4,755	5,212
Lease expense	5,117	7,473
Depreciation, net of gains on disposals	268,278	198,347
Net losses on disposal of real estate	6,305	2,594
Total costs and expenses	1,276,285	1,137,804

Earnings (losses) from operations	(42,776)	41,366
Other components of net periodic benefit costs	(372)	(364)
Other interest income	9,053	36,843
Interest expense	(80,419)	(64,184)
Pretax earnings (losses)	(114,514)	13,661
Income tax (expense) benefit	32,223	(14,524)
Losses available to common shareholders	$(82,291)	$(863)
Basic and diluted losses per share of Common Stock	$(0.46)	$(0.05)
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings (losses) per share of Non-Voting Common Stock	$(0.41)	$0.00
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,
	2025	2024
	(Unaudited) (In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$3,725,524	$3,624,695
Self-storage revenues	897,913	831,069
Self-moving and self-storage products and service sales	327,490	335,805
Property management fees	36,811	37,004
Life insurance premiums	83,707	89,745
Property and casualty insurance premiums	98,900	94,802
Net investment and interest income	151,974	146,468
Other revenue	506,346	466,086
Total revenues	5,828,665	5,625,674

Costs and expenses:
Operating expenses	3,275,471	3,126,471
Commission expenses	407,368	384,079
Cost of product sales	234,145	241,563
Benefits and losses	182,749	167,035
Amortization of deferred policy acquisition costs	18,333	24,238
Lease expense	20,503	32,654
Depreciation, net of gains on disposals	958,184	663,931
Net losses on disposal of real estate	15,758	7,914
Total costs and expenses	5,112,511	4,647,885

Earnings from operations	716,154	977,789
Other components of net periodic benefit costs	(1,488)	(1,458)
Other interest income	59,057	120,021
Interest expense	(295,716)	(256,175)
Fees on early extinguishment of debt and costs of defeasance	(495)	-
Pretax earnings	477,512	840,177
Income tax expense	(110,422)	(211,470)
Earnings available to common shareholders	$367,090	$628,707
Basic and diluted earnings per share of Common Stock	$1.69	$3.04
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	$1.89	$3.22
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

###

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share is calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share is added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process is used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters and years ended March 31, 2025 and 2024 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	March 31,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net losses available to common stockholders	$(82,291)	$(863)
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(8,823)
Undistributed losses available to common stockholders	$(91,114)	$(9,686)
Undistributed losses available to common stockholders allocated to Voting Common Stock	$(9,111)	$(969)

Undistributed losses per share of Voting Common Stock	$(0.46)	$(0.05)
Dividends declared per share of Voting Common Stock	$-	$-
Basic and diluted losses per share of Voting Common Stock	$(0.46)	$(0.05)

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net losses available to common stockholders	$(82,291)	$(863)
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(8,823)
Undistributed losses available to common stockholders	$(91,114)	$(9,686)
Undistributed losses available to common stockholders allocated to Non-Voting Common Stock	$(82,003)	$(8,717)

Undistributed losses per share of Non-Voting Common Stock	$(0.46)	$(0.05)
Dividends declared per share of Non-Voting Common Stock	$0.05	$0.05
Basic and diluted earnings (losses) per share of Non-Voting Common Stock	$(0.41)	$0.00

	For the Years Ended
	March 31,
	2025	2024
	(Unaudited) (In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$367,090	$628,707
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(35,294)	(31,765)
Undistributed earnings available to common stockholders	$331,796	$596,942
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$33,180	$59,694

Undistributed earnings per share of Voting Common Stock	$1.69	$3.04
Dividends declared per share of Voting Common Stock	$0.00	$0.00
Basic and diluted earnings per share of Voting Common Stock	$1.69	$3.04

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$367,090	$628,707
Voting Common Stock dividends declared	- -	-
Non-Voting Common Stock dividends declared	(35,294)	(31,765)
Undistributed earnings available to common stockholders	$331,796	$596,942
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$298,616	$537,248

Undistributed earnings per share of Non-Voting Common Stock	$1.69	$3.04
Dividends declared per share of Non-Voting Common Stock	$0.20	$0.18
Basic and diluted earnings per share of Non-Voting Common Stock	$1.89	$3.22

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

As of April 1, 2019, we adopted the new accounting standard for leases. Part of this adoption resulted in approximately $1 billion of property, plant and equipment, net (“PPE”) being reclassed to Right of use assets - financing, net (“ROU-financing”). The tables below show adjusted PPE as of March 31, 2025 and March 31, 2024, by including the ROU-financing. The assets included in ROU-financing are not a true book value as some of the assets are recorded at between 70% and 100% of value based on the lease agreement. This non-GAAP measure is intended as a supplemental measure of our balance sheet that is neither required by, nor presented in accordance with, GAAP. We believe that the use of this non-GAAP measure provides an additional tool for investors to use in evaluating our financial condition. This non-GAAP measure should not be considered in isolation or as a substitute for other measures calculated in accordance with GAAP.

			March 31,	March 31,
			2025	2024
	March 31,	ROU Assets	Property, Plant and Equipment	Property, Plant and Equipment
	2025	Financing	Adjusted	Adjusted
	(Unaudited)
	(In thousands)

Property, plant and equipment, at cost
Land	$1,812,820	$-	$1,812,820	$1,670,033
Buildings and improvements	9,628,271	-	9,628,271	8,237,354
Furniture and equipment	1,047,414	61	1,047,475	1,003,831
Rental trailers and other rental equipment	1,046,135	58,071	1,104,206	1,050,910
Rental trucks	7,470,039	309,475	7,779,514	6,945,845
Right-of-use assets, gross	21,004,679	367,607	21,372,286	18,907,973
Less: Accumulated depreciation	(5,892,079)	(228,909)	(6,120,988)	(5,484,016)
Total property, plant and equipment, net	$15,112,600	$138,698	$15,251,298	$13,423,957

			March 31,
			2024
	March 31,	ROU Assets	Property, Plant and Equipment
	2024	Financing	Adjusted
	(Unaudited)
	(In thousands)
Property, plant and equipment, at cost
Land	$1,670,033	$-	$1,670,033
Buildings and improvements	8,237,354	-	8,237,354
Furniture and equipment	1,003,770	61	1,003,831
Rental trailers and other rental equipment	936,303	114,607	1,050,910
Rental trucks	6,338,324	607,521	6,945,845
Right-of-use assets, gross	18,185,784	722,189	18,907,973
Less: Accumulated depreciation	(5,051,132)	(432,884)	(5,484,016)
Total property, plant and equipment, net	$13,134,652	$289,305	$13,423,957

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The non-GAAP measure reported is Adjusted EBITDA. The table below presents the reconciliation of the trailing twelve months adjusted EBITDA measures to its most directly comparable GAAP measures.

Moving and Storage Adjusted EBITDA Calculations
(In thousands, unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Net earnings available to common stockholders	$367,090	$448,518	$480,576	$567,286	$628,707
Income tax expense	94,747	137,940	148,743	174,206	194,398
Fees on early extinguishment of debt and costs of defeasance	495	495	495	495	-
Interest expense	296,721	280,487	271,359	263,808	257,187
Other interest income	(59,489)	(87,303)	(99,292)	(111,561)	(120,501)
Other components of net periodic benefit costs	1,488	1,480	1,473	1,465	1,458
Net losses on disposal of real estate	15,758	12,047	11,273	9,997	7,914
Depreciation, net of gains on disposals	958,184	888,253	815,810	742,662	663,931
Earnings from subsidiaries	(55,280)	(67,771)	(64,041)	(63,897)	(65,109)
EBITDA	$1,619,714	$1,614,146	$1,566,396	$1,584,461	$1,567,985